Exhibit 99.1

Cidara Therapeutics and Mundipharma Form Strategic Partnership to Develop and Commercialize Rezafungin

Collaboration combines strengths to develop and commercialize life-saving antifungal treatment and prophylaxis, an area of high unmet medical need

Mundipharma acquires exclusive rights to develop and commercialize rezafungin in all markets outside of the United States and Japan, which will be retained by Cidara

Cidara to receive upfront payment of $30 million and equity investment of $9 million, co-development funding, development milestones and tiered royalty stream

Total transaction value could exceed $568 million

Cidara to host conference call today at 8:00 a.m. ET/5:00 a.m. PT

SAN DIEGO, CA AND CAMBRIDGE, UK, September 3, 2019 – Cidara Therapeutics, Inc. (Nasdaq: CDTX) and Mundipharma announced today that they have entered into a strategic partnership to develop and commercialize rezafungin for the treatment and prevention of invasive fungal infections. Rezafungin is a novel, once-weekly echinocandin antifungal being developed for the first-line treatment of candidemia and invasive candidiasis as well as for the prophylaxis of invasive fungal infections in patients undergoing allogeneic blood and marrow transplantation, for which no new therapies have been approved in over 13 years.

The partnership agreement follows Cidara’s recent announcement of the successful completion of its STRIVE B Phase 2 trial. Under the terms of the agreement, in exchange for granting Mundipharma exclusive commercialization rights to rezafungin outside the U.S. and Japan, Cidara will receive a $30 million upfront payment and Mundipharma will make a $9 million equity investment in Cidara. Cidara will also receive an additional $42 million in near-term funding to support the global Phase 3 ReSTORE and ReSPECT trials for the treatment and prevention of fungal infections. In addition, Cidara is eligible to receive development, regulatory and commercial milestone payments, representing a total potential transaction value of $568 million plus double-digit royalties. Cidara will continue to lead the ongoing global Phase 3 development programs for rezafungin with the support of Mundipharma. The companies may pursue additional indications or formulations of rezafungin.

“This is a transformational collaboration for Cidara, and we look forward to working closely with our colleagues at Mundipharma, a highly successful, profitable company with a commercial presence spanning 120 markets worldwide and annual sales exceeding €2 billion,” said Jeffrey Stein, Ph.D., President and Chief Executive officer of Cidara. “Mundipharma is particularly well positioned globally with established hospital and hematology/oncology business units to fully leverage the commercial potential of rezafungin. Through this partnership, both companies fully commit to advancing rezafungin and helping to save the lives of patients who are highly vulnerable to these deadly infections.”

“By partnering with Cidara on rezafungin, we continue to serve our purpose - to move medicine forward,” said Alberto Martinez, Ph.D., M.B.A., President and Chief Executive officer of Mundipharma. “In a world where antifungal resistance is posing a major threat to the lives of vulnerable immunocompromised patients, rezafungin shows promise to address a major unmet medical need as well as potentially providing a wider spectrum of efficacy in a more convenient administration schedule. With our proven commercial excellence we are confident that we will maximize the potential of this differentiated and innovative asset. Rezafungin will be a significant addition to our pipeline that integrates well with our overall portfolio and sales force capabilities. We are excited to work with the team at Cidara to deliver such an important medicine to patients around the world.”

Conference Call and Webcast
Cidara management will host a conference call and webcast at 8:00 a.m. ET/5:00 a.m. PT today. The live call may be accessed by dialing (844) 358-8763 for domestic callers and (703) 736-7375 for international callers and entering the conference code: 6567991. The webcast will be made available on Cidara’s website at www.cidara.com under the Investors tab in the Events section. Following the live audio webcast, a replay will be available on Cidara's website.

About Invasive Fungal Infections
Invasive fungal infections (IFIs) represent a serious threat to millions of patients worldwide, resulting in more than 1.5 million deaths annually and mortality rates ranging from 15 to 65 percent. These infections continue to be a global health issue, especially for critically ill patients in hospitals and patients with compromised immune systems, including cancer and transplant patients. Approximately 90 percent of IFI-related deaths are associated with Candida, Aspergillus, and Pneumocystis.

About Rezafungin
Rezafungin is a novel echinocandin antifungal and the only once-weekly drug candidate being developed for the first-line treatment and prevention of serious invasive fungal infections. Rezafungin has a unique pharmacokinetic profile with a prolonged half-life and front-loaded plasma exposure which, in contrast to all other echinocandins, allows for once-weekly IV therapy for inpatient and outpatient use. The U.S. Food and Drug Administration (FDA) has designated rezafungin as a Qualified Infectious Disease Product (QIDP) with Fast Track status and orphan drug designation related to its use in the treatment of candidemia and invasive candidiasis.

About Cidara Therapeutics
Cidara is a clinical-stage biotechnology company focused on the discovery, development and commercialization of novel anti-infectives that have the potential to transform the standard of care and save or improve patients’ lives. Cidara is currently advancing its novel echinocandin antifungal, rezafungin acetate, in a Phase 3 clinical trial for the first-line treatment of candidemia and/or invasive candidiasis (ReSTORE) and plans to commence a second Phase 3 trial of once-weekly rezafungin for prophylaxis against invasive fungal infections in patients undergoing allogeneic blood and marrow transplantation (ReSPECT) initially in Europe and Canada. In addition to its robust rezafungin clinical program, Cidara is applying its proprietary Cloudbreak® platform to develop antiviral conjugates (AVCs) for the prevention and treatment of influenza and other viral diseases. The Cloudbreak platform is designed to discover compounds that both directly kill pathogens and direct a patient’s immune system to attack and eliminate pathogens. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.

About Mundipharma
Mundipharma is a global network of privately-owned independent associated companies whose purpose is to move medicine forward.
With a high performing and learning organisation that strives for innovation and commercial excellence through partnerships, we successfully transformed and diversified our portfolio of medicines to create value for patients, payers and wider healthcare systems across important therapeutic areas such as Diabetes, Respiratory, Oncology, Pain and Biosimilars.
For more information please visit: www.mundipharma.com

Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements relating to the transformational nature and value of Cidara’s collaboration with Mundipharma, Cidara’s ability to develop new anti-infectives that are innovative or address unmet needs, including Cidara’s ability to successfully complete the

ReSTORE and ReSPECT Phase 3 clinical trials, Cidara’s ability to complete development of, obtain regulatory approval for and commercialize rezafungin including Cidara’s ability to receive milestone payments for the achievement of development milestones, the potential for rezafungin to successfully treat or prevent invasive fungal infections and represent an improvement over current approaches, and the ability of Cidara’s Cloudbreak program to successfully identify and develop product candidates to prevent and/or treat viral diseases, and other diseases. Risks that contribute to the uncertain nature of the forward-looking statements include: the success and timing of Cidara’s clinical trials; regulatory developments in the United States and foreign countries; changes in Cidara’s plans to develop and commercialize its product candidates; Cidara’s ability to obtain additional financing; Cidara’s ability to obtain and maintain intellectual property protection for its product candidates; and the loss of key scientific or management personnel. These and other risks and uncertainties are described more fully in Cidara’s most recent filings with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Cidara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

CIDARA - INVESTOR CONTACT:
Robert H. Uhl
Westwicke Partners, LLC
Managing Director
(858) 356-5932
robert.uhl@westwicke.com

CIDARA - MEDIA CONTACT:
Andrea Cohen
Sam Brown Inc.
(917) 209-7163
andreacohen@sambrown.com

MUNDIPHARMA - MEDIA CONTACTS:
Helen Laurence
Makara Health Communications Limited
+44 (0) 23 81 247 327
helen@makarahealth.com

Patrice Grand
Mundipharma
+44 (0) 1223 397 890
patrice.grand@mundipharma.com
###